                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT


As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made part of this registration statement.





                                         ARTHUR ANDERSEN LLP

San Diego, California
June 22, 1998